Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2016 Results

Q4 and Full-Year 2016 GAAP EPS from Continuing Operations of $(0.07) and $0.30
Q4 and Full-Year 2016 Adjusted EPS* from Continuing Operations of $0.69 and $1.47
Transformation of SPX Tracking Ahead of Schedule
Introducing 2017 Full-Year Adjusted EPS* Guidance Range of $1.55-$1.70

CHARLOTTE, N.C., February 23, 2017 /Globe Newswire/ - SPX Corporation (NYSE:SPXC) today reported results for the fourth quarter and the year ended December 31, 2016.

The results and guidance in this release include non-GAAP financial measures, including “Core” results, “adjusted operating income (loss)” and “adjusted earnings (loss) per share.” To provide clarity to its operating results, the company reports “Core” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects. Non-service pension items have also been adjusted out of operating income and earnings per share for 2015 and 2016. Additionally, the gain on the sale of the Dry Cooling business, charges related to the impairment of intangible assets, an adjustment to redeemable non-controlling interest, and a loss on the early extinguishment of debt related to elimination of unused credit facility capacity have been adjusted out of operating income and earnings per share for 2016.

As a result of the spin-off of SPX FLOW, Inc. on September 26, 2015, certain amounts in the company’s reported 2015 results from continuing operations are not representative of the ongoing company on a post-spin basis, such as portions of the company’s corporate expense, including the related benefit costs, spin-related restructuring expenses and other items, and, as such, have been adjusted out of operating income and earnings per share.

Furthermore, the results of the European Power Generation business (“Balcke-Dürr”), which was sold at the end of 2016, are presented as discontinued operations for the fourth quarter and full-year 2016 and 2015. The results of SPX Flow, Inc. have also been presented as discontinued operations in 2015.

Gene Lowe, President and CEO, said “I’m very pleased with the operational execution and the solid margin and cash flow performance of our company. In Q4, our HVAC segment and our Transformer business recorded their highest margins in several years, as operational initiatives continued to drive improvement company-wide. During 2016 we successfully executed on our plan to shift our business mix away from power generation end markets. The result has been a significant improvement in our earnings and cash flow profile, with the sale of the European Power Generation business providing a benefit of approximately 200 basis points to our 2016 adjusted operating income margins. In recognition of this strategic shift, we have renamed our Power segment ‘Engineered Solutions.’ ”

Fourth Quarter 2016 Overview:

For the fourth quarter of 2016 the company reported revenue of $395.3 million and operating income of $1.8 million, compared with revenue of $468.4 million and operating income of $25.7 million in the fourth quarter of 2015. Net loss per share from continuing operations for the fourth quarter of 2016 was $0.07.

SPX Core revenue* was $377.5 million and adjusted operating income* was $43.6 million, compared with Core revenue* of $445.1 million and adjusted operating income* of $46.9 million in the fourth quarter of 2015. Adjusted earnings per share* for the fourth quarter of 2016 were $0.69.

Full-Year 2016 Overview:

For the full-year 2016 the company reported revenue of $1.5 billion and operating income of $55.0 million, compared with revenue of $1.6 billion and an operating loss of $122.2 million in 2015. Net earnings per share from continuing operations for 2016 were $0.30.

SPX Core revenue* for 2016 was $1.4 billion and adjusted operating income* was $97.2 million, compared with Core revenue* of $1.5 billion and adjusted operating income* of $97.0 million in 2015. Adjusted earnings per share* for 2016 were $1.47.

Fourth Quarter and Full-Year Financial Comparisons:
GAAP Results†:

($ millions)	Q4 2016	Q4 2015	FY 2016	FY 2015
Revenue	$395.3	$468.4	$1,472.3	$1,559.0
Segment Income	54.8	57.4	142.8	38.8
Operating Income (Loss)	1.8	25.7	55.0	(122.2)
Adjusted Results†:

($ millions)	Q4 2016	Q4 2015	FY 2016	FY 2015
Core Revenue*	$377.5	$445.1	$1,389.0	$1,531.7
Core Segment Income*	59.5	63.0	157.3	159.3
Adjusted Operating Income*	43.6	46.9	97.2	97.0

†The results of SPX FLOW, Inc. are presented as discontinued operations for 2015. The results of the European Power Generation business are presented as discontinued operations for 2016 and 2015.
*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.
HVAC

Revenue for Q4 2016 was $159.1 million, compared with $160.4 million in Q4 2015, a decline of 0.8%.  Excluding a 1.5% decline related to currency fluctuation, revenue increased 0.7% primarily reflecting higher sales of cooling products, partially offset by lower heating product sales.

Segment income for Q4 2016 was $31.6 million, or 19.9% of revenue, compared with $30.8 million, or 19.2% of revenue in Q4 2015. The increase in segment income margins of approximately 70 basis points was driven by cost improvements and operational efficiencies.

Full-year revenue declined 3.7% to $509.5 million in 2016, from $529.1 million in 2015, due primarily to a decline in heating product sales. Segment income margins increased 50 basis points to 15.7% of revenues.

Detection & Measurement

Revenue for Q4 2016 was $58.6 million, compared with $66.3 million in Q4 2015, a decline of 11.6%. Excluding a 3.0% decline related to currency fluctuation, revenue decreased 8.6% primarily reflecting lower communication technologies product sales.

Segment income for Q4 2016 was $14.4 million, or 24.6% of revenue, compared with $18.6 million, or 28.1% of revenue, in Q4 2015. The decline in both segment income and margin is due to lower sales of communication technologies products compared with the prior-year period.

Full-year revenue declined 2.5% to $226.4 million in 2016, from $232.3 million in 2015, due primarily to the effect of currency fluctuations. Segment income margins increased 20 basis points to 20.0% of revenues.

Engineered Solutions

Revenue for Q4 2016 was $177.6 million, compared with $241.7 million in Q4 2015, a decrease of 26.5%. The decrease was driven primarily by the effect of the sale of our Dry Cooling business in early 2016, lower sales of power generation-related products and the timing of transformer shipments compared with the prior year.

Segment income for Q4 2016 was $8.8 million, or 5.0% of revenue, compared with $8.0 million, or 3.3% of revenue in Q4 2015. The increase in segment income margins of approximately 170 basis points was driven by stronger margins in our Transformer business and the sale of the Dry Cooling business.

Full-year revenue declined 7.7% to $736.4 million in 2016, from $797.6 million in 2015, due primarily to the sale of our Dry Cooling business and lower sales of power generation-related products. Segment income increased to $17.3 million, or 2.3% of revenues, compared with a segment loss in 2015.

Engineered Solutions (Core)

Excluding the results of the South African projects, Engineered Solutions recorded Core revenue* for Q4 2016 of $159.8 million, compared with $218.4 million in Q4 2015, a decrease of 26.8%. Excluding the effect of currency fluctuations and the disposition of the Dry Cooling business, organic revenue* declined 18.4% due to lower demand and more selective participation in power generation-related markets, as well as the timing of transformer shipments compared with the prior-year.

Engineered Solutions’ Core income* for Q4 2016 was $13.5 million, or 8.4% of revenue, compared with $13.6 million, or 6.2% of revenue, in Q4 2015. The increase in margins was primarily due to a stronger performance in our Transformer business compared with the year-ago period.

Full-year Core revenue* declined 15.2% to $653.1 million in 2016, from $770.3 million in 2015, due primarily to the sale of the Dry Cooling business and lower sales of power generation-related products. Core income margins* increased 60 basis points to 4.9% of revenues.

South African Projects

Revenue attributable to the large South African projects for Q4 2016 was $17.8 million, compared with $23.3 million in Q4 2015. Losses for these projects recorded in our Engineered Solutions segment in Q4 2016 were $4.7 million, compared with a loss of $5.6 million in Q4 2015.

The projects recorded full-year revenue of $83.3 million in 2016, compared with $27.3 million in 2015. The 2015 results included a $95.0 million charge in the third quarter, including a reduction in revenue of $57.2 million. The projects recorded a loss of $14.5 million in 2016 compared with a loss of $120.5 million in the prior year, which was associated largely with the previously mentioned charge.

Financial Update:

As of December 31, 2016, SPX had total outstanding debt of $356.2 million and total cash of $99.6 million.  For the full-year 2016, SPX generated net cash from continuing operations of $53.4 million, which includes the effect of cash used for the South African projects of $33.1 million. Capital expenditures for continuing operations were $11.7 million. Net leverage as calculated under the company’s bank credit agreement was 2.1x, compared with 2.6x at the end of Q3 2016.

2017 Guidance:

SPX is targeting 2017 Core revenue* in a range of $1.3 to $1.4 billion with Core segment income margin* of 12-13%. Adjusted operating income margin* is expected to be in a range of 8-9%. Adjusted earnings per share* is expected to be in a range of $1.55 to $1.70.

Segment performance, on a year-over-year basis, is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	Organic growth at the lower end of our long-term target range of 2-4%, with variability driven primarily by winter heating demand	Approximately 16%
Detection & Measurement	Organic growth around midpoint of long-term target range of 2-6%, with variability driven primarily by timing of project-related revenue	21-22%
Engineered Solutions (Core)*	Organic decline in mid-single digit %, with flat Transformer revenues and more selective market participation in Process Cooling	Approximately 6-7%

Mr. Lowe continued, “2016 was a transformative year for SPX as we reshaped the company into a much more profitable, higher-return enterprise, while maintaining our commitment to a healthy balance sheet. These changes have positioned the company to pursue the substantial growth opportunities ahead of us. As we move forward, we will continue to leverage our leadership positions in niche, growth markets for engineered products, while enhancing the development of innovative solutions for our customers. We will also increase our focus on inorganic growth investments, funded with our solid cash flows and liquidity, while expanding our operational excellence initiatives to drive greater efficiencies throughout the company.”

Form 10-K:  The company expects to file its annual report on Form 10-K for the year ended December 31, 2016 with the Securities and Exchange Commission on or before March 1, 2017. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EST) today to discuss fourth quarter results and 2017 financial guidance. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 62367893

A replay of the call will be available by telephone through Thursday, March 2nd.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 62367893

Upcoming Investor Events: SPX plans to host an investor and analyst event in New York on March 6, 2017. The event will be webcast live beginning at 10:00 a.m. (EST). A link to the webcast and a slide presentation will be available in the Investor Relations section of our website at www.spx.com. Company management also plans to meet with investors on roadshows during March.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2016 and more than 5,000 employees in about 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance. These items include, but are not limited to, transaction and acquisition costs, costs associated with dispositions, the results of our South African projects, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe”, “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor Contacts:
Paul Clegg, VP, Finance and Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Revenues	$395.3	$468.4	$1,472.3	$1,559.0
Costs and expenses:
Cost of products sold	281.3	346.9	1,096.5	1,283.1
Selling, general and administrative	85.4	94.0	301.0	387.8
Intangible amortization	0.2	1.3	2.8	5.2
Impairment of intangible assets	26.1	—	30.1	—
Special charges, net	0.5	0.5	5.3	5.1
Gain on sale of dry cooling business	—	—	18.4	—
Operating income (loss)	1.8	25.7	55.0	(122.2)

Other expense, net	(2.5)	(4.2)	(0.3)	(10.0)
Interest expense	(3.7)	(3.5)	(14.8)	(22.0)
Interest income	0.4	—	0.8	1.3
Loss on early extinguishment of debt	—	—	(1.3)	(1.4)
Income (loss) from continuing operations before income taxes	(4.0)	18.0	39.4	(154.3)
Income tax (provision) benefit	1.0	(1.6)	(9.1)	2.7
Income (loss) from continuing operations	(3.0)	16.4	30.3	(151.6)

Income (loss) from discontinued operations, net of tax	(4.0)	(25.4)	(16.6)	39.8
Loss on disposition of discontinued operations, net of tax	(79.1)	(3.7)	(81.3)	(5.2)
Income (loss) from discontinued operations, net of tax	(83.1)	(29.1)	(97.9)	34.6

Net loss	(86.1)	(12.7)	(67.6)	(117.0)
Less: Net loss attributable to noncontrolling interests	—	(3.2)	(0.4)	(34.3)
Net loss attributable to SPX Corporation common shareholders	$(86.1)	$(9.5)	$(67.2)	$(82.7)
Adjustment related to redeemable noncontrolling interest	—	—	(18.1)	—
Net loss attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(86.1)	$(9.5)	$(85.3)	$(82.7)

Amounts attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest:
Income (loss) from continuing operations, net of tax	$(3.0)	$19.6	$12.6	$(118.2)
Income (loss) from discontinued operations, net of tax	(83.1)	(29.1)	(97.9)	35.5
Net loss	$(86.1)	$(9.5)	$(85.3)	$(82.7)

Basic income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.07)	$0.48	$0.30	$(2.90)
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(1.99)	(0.71)	(2.35)	0.87
Net loss per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(2.06)	$(0.23)	$(2.05)	$(2.03)

Weighted-average number of common shares outstanding — basic	41.828	41.156	41.610	40.733

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.07)	$0.47	$0.30	$(2.90)
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(1.99)	(0.70)	(2.32)	0.87
Net loss per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(2.06)	$(0.23)	$(2.02)	$(2.03)

Weighted-average number of common shares outstanding — diluted	41.828	41.615	42.161	40.733

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and equivalents	$99.6	$97.2
Accounts receivable, net	251.7	305.1
Inventories, net	145.7	161.3
Other current assets	30.6	27.4
Assets held for sale	—	107.1
Assets of discontinued operations	—	84.2
Total current assets	527.6	782.3
Property, plant and equipment:
Land	15.4	15.3
Buildings and leasehold improvements	117.3	113.0
Machinery and equipment	329.8	328.8
	462.5	457.1
Accumulated depreciation	(267.0)	(251.8)
Property, plant and equipment, net	195.5	205.3
Goodwill	340.4	342.8
Intangibles, net	117.9	154.2
Other assets	680.5	627.6
Deferred income taxes	50.6	31.3
Assets of discontinued operations	—	35.8
TOTAL ASSETS	$1,912.5	$2,179.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$137.6	$157.0
Accrued expenses	304.3	349.8
Income taxes payable	1.7	1.6
Short-term debt	14.8	22.1
Current maturities of long-term debt	17.9	9.1
Liabilities held for sale	—	41.3
Liabilities of discontinued operations	—	73.9
Total current liabilities	476.3	654.8

Long-term debt	323.5	340.6
Deferred and other income taxes	42.4	39.7
Other long-term liabilities	878.7	811.9
Liabilities of discontinued operations	—	24.0
Total long-term liabilities	1,244.6	1,216.2

Equity:
SPX Corporation shareholders’ equity:
Common stock	0.5	1.0
Paid-in capital	1,307.9	2,649.6
Retained earnings (deficit)	(831.6)	897.8
Accumulated other comprehensive income	235.1	283.3
Common stock in treasury	(520.3)	(3,486.3)
Total SPX Corporation shareholders’ equity	191.6	345.4
Noncontrolling interests	—	(37.1)
Total equity	191.6	308.3
TOTAL LIABILITIES AND EQUITY	$1,912.5	$2,179.3

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2016	December 31, 2015	Δ	%/bps	December 31, 2016	December 31, 2015	Δ	%/bps
HVAC reportable segment

Revenues	$159.1	$160.4	$(1.3)	(0.8)%	$509.5	$529.1	$(19.6)	(3.7)%
Gross profit	54.8	51.9	2.9		172.9	164.6	8.3
Selling, general and administrative expense	23.1	21.0	2.1		92.3	84.0	8.3
Intangible amortization expense	0.1	0.1	—		0.4	0.4	—
Income	$31.6	$30.8	$0.8	2.6%	$80.2	$80.2	$—	—%
as a percent of revenues	19.9%	19.2%		70 bps	15.7%	15.2%		50 bps

Detection & Measurement reportable segment

Revenues	$58.6	$66.3	$(7.7)	(11.6)%	$226.4	$232.3	$(5.9)	(2.5)%
Gross profit	28.4	35.0	(6.6)		105.0	106.0	(1.0)
Selling, general and administrative expense	13.9	16.2	(2.3)		59.1	59.2	(0.1)
Intangible amortization expense	0.1	0.2	(0.1)		0.6	0.8	(0.2)
Income	$14.4	$18.6	$(4.2)	(22.6)%	$45.3	$46.0	$(0.7)	(1.5)%
as a percent of revenues	24.6%	28.1%		-350 bps	20.0%	19.8%		20 bps

Engineered Solutions reportable segment

Revenues	$177.6	$241.7	$(64.1)	(26.5)%	$736.4	$797.6	$(61.2)	(7.7)%
Gross profit	30.8	31.6	(0.8)		97.7	2.3	95.4
Selling, general and administrative expense	22.0	22.6	(0.6)		78.6	85.7	(7.1)
Intangible amortization expense	—	1.0	(1.0)		1.8	4.0	(2.2)
Income (loss)	$8.8	$8.0	$0.8	10.0%	$17.3	$(87.4)	$104.7	119.8%
as a percent of revenues	5.0%	3.3%		170 bps	2.3%	(11.0)%		1330 bps

Consolidated Revenues	$395.3	$468.4	$(73.1)	(15.6)%	$1,472.3	$1,559.0	$(86.7)	(5.6)%
Consolidated Segment Income	54.8	57.4	(2.6)	(4.5)%	142.8	38.8	104.0	268.0%
as a percent of revenues	13.9%	12.3%		160 bps	9.7%	2.5%		720 bps

Total income for reportable segments	$54.8	$57.4	$(2.6)		$142.8	$38.8	$104.0
Corporate expense	12.1	16.9	(4.8)		41.7	103.4	(61.7)
Pension and postretirement expense	10.8	10.4	0.4		15.4	18.6	(3.2)
Long-term incentive compensation expense	3.5	3.9	(0.4)		13.7	33.9	(20.2)
Impairment of intangible assets	26.1	—	26.1		30.1	—	30.1
Special charges, net	0.5	0.5	—		5.3	5.1	0.2
Gain on sale of dry cooling business	—	—	—		18.4	—	18.4
Consolidated operating income (loss)	$1.8	$25.7	$(23.9)	(93.0)%	$55.0	$(122.2)	$177.2	145.0%
as a percent of revenues	0.5%	5.5%		-500 bps	3.7%	(7.8)%		1150 bps

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Cash flows from (used in) operating activities:
Net loss	$(86.1)	$(12.7)	$(67.6)	$(117.0)
Less: Income (loss) from discontinued operations, net of tax	(83.1)	(29.1)	(97.9)	34.6
Income (loss) from continuing operations	(3.0)	16.4	30.3	(151.6)
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.5	0.5	5.3	5.1
Gain on asset sales	(0.9)	—	(0.9)	(1.2)
Gain on sale of dry cooling business	—	—	(18.4)	—
Impairment of intangible assets	26.1	—	30.1	—
Loss on early extinguishment of debt	—	—	1.3	1.4
Deferred and other income taxes	(6.8)	2.4	—	4.9
Depreciation and amortization	6.3	7.5	26.5	37.0
Pension and other employee benefits	12.9	12.5	24.8	35.2
Long-term incentive compensation	3.5	3.9	13.7	33.9
Other, net	3.0	3.9	3.2	3.8
Changes in operating assets and liabilities, net of effects from divestitures:
Accounts receivable and other assets	(82.5)	65.5	(28.7)	(6.9)
Inventories	19.7	21.9	8.5	(21.2)
Accounts payable, accrued expenses and other	86.2	(63.8)	(40.2)	(11.3)
Cash spending on restructuring actions	(0.3)	(1.2)	(2.1)	(5.1)
Net cash from (used in) continuing operations	64.7	69.5	53.4	(76.0)
Net cash from (used in) discontinued operations	(12.6)	(9.3)	(46.9)	37.5
Net cash from (used in) operating activities	52.1	60.2	6.5	(38.5)

Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	0.4	—	48.1	2.0
Capital expenditures	(3.9)	(4.0)	(11.7)	(16.0)
Net cash from (used in) continuing operations	(3.5)	(4.0)	36.4	(14.0)
Net cash used in discontinued operations	(28.6)	(1.1)	(30.9)	(40.2)
Net cash from (used in) investing activities	(32.1)	(5.1)	5.5	(54.2)

Cash flows used in financing activities:
Borrowings under senior credit facilities	—	29.0	56.2	1,264.0
Repayments under senior credit facilities	(4.4)	(29.0)	(65.0)	(1,167.0)
Borrowings under trade receivables agreement	28.0	2.0	72.0	156.0
Repayments under trade receivables agreement	(28.0)	(44.0)	(72.0)	(166.0)
Net borrowings (repayments) under other financing arrangements	(3.0)	7.7	(10.1)	12.2
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	—	(0.3)	(1.6)	(6.2)
Financing fees paid	—	—	—	(12.2)
Dividends paid	—	—	—	(45.9)
Cash divested in connection with the spin-off of FLOW Business	—	(1.5)	—	(208.6)
Net cash used in continuing operations	(7.4)	(36.1)	(20.5)	(173.7)
Net cash used in discontinued operations	—	—	—	(1.9)
Net cash used in financing activities	(7.4)	(36.1)	(20.5)	(175.6)
Change in cash and equivalents due to changes in foreign currency exchange rates	3.6	(0.1)	6.7	(57.9)
Net change in cash and equivalents	16.2	18.9	(1.8)	(326.2)
Consolidated cash and equivalents, beginning of period	83.4	82.5	101.4	427.6
Consolidated cash and equivalents, end of period	$99.6	$101.4	$99.6	$101.4
Cash and equivalents of continuing operations	$99.6	$97.2	$99.6	$97.2

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Twelve months ended
December 31, 2016
Beginning cash and equivalents	$101.4

Cash from continuing operations	53.4
Net proceeds from sale of dry cooling business and other	48.1
Capital expenditures	(11.7)
Borrowings under senior credit facilities	56.2
Repayments under senior credit facilities	(65.0)
Net repayments under other financing arrangements	(10.1)
Minimum withholdings paid on behalf of employees for net share settlements and other	(1.6)
Cash used in discontinued operations	(77.8)
Change in cash due to changes in foreign currency exchange rates	6.7
Ending cash and equivalents	$99.6

	Debt at				Debt at
	December 31, 2015	Borrowings	Repayments	Other	December 31, 2016
Domestic revolving loan facility	$—	$56.2	$(56.2)	$—	$—
Term loan	350.0	—	(8.8)	—	341.2
Trade receivables financing arrangement	—	72.0	(72.0)	—	—
Other indebtedness	23.8	33.5	(43.6)	2.9	16.6
Less: Deferred financing costs associated with the Term loan	(2.0)	—	—	0.4	(1.6)
Totals	$371.8	$161.7	$(180.6)	$3.3	$356.2

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT SEGMENTS
(Unaudited)

	Three months ended December 31, 2016
	HVAC	Detection & Measurement
Net Revenue Decline	(0.8)%	(11.6)%

Exclude: Foreign Currency	(1.5)%	(3.0)%

Organic Revenue Growth (Decline)	0.7%	(8.6)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ENGINEERED SOLUTIONS (CORE) ORGANIC REVENUE
(Unaudited)

Three months ended December 31, 2016
Engineered Solutions Segment Net Revenue Decline	(26.5)%

Adjustment to Exclude South African projects	0.3%

Engineered Solutions (Core) Revenue Decline	(26.8)%

Exclude: Foreign Currency	—%

Exclude: Effects of Disposition of Dry Cooling Business	(8.4)%

Engineered Solutions (Core) Organic Revenue Decline	(18.4)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Consolidated revenue	$395.3	$468.4	$1,472.3	$1,559.0

Exclude: South African projects	17.8	23.3	83.3	27.3

Core revenue	$377.5	$445.1	$1,389.0	$1,531.7

Total segment income	$54.8	$57.4	$142.8	$38.8

Exclude: South African projects	(4.7)	(5.6)	(14.5)	(120.5)

Core segment income	$59.5	$63.0	$157.3	$159.3
as a percent of Core revenues (1)	15.8%	14.2%	11.3%	10.4%

ENGINEERED SOLUTIONS SEGMENT:	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Engineered Solutions revenue	$177.6	$241.7	$736.4	$797.6

Exclude: South African projects	17.8	23.3	83.3	27.3

Engineered Solutions (Core) revenue	$159.8	$218.4	$653.1	$770.3

Engineered Solutions Segment income	$8.8	$8.0	$17.3	$(87.4)

Exclude: South African projects	(4.7)	(5.6)	(14.5)	(120.5)

Engineered Solutions (Core) income	$13.5	$13.6	$31.8	$33.1
as a percent of Engineered Solutions (Core) revenues (1)	8.4%	6.2%	4.9%	4.3%

(1) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Operating income (loss)	$1.8	$25.7	$55.0	$(122.2)

Adjustments:
South African projects	4.7	5.6	14.5	120.5

Non-service pension and postretirement items	11.0	10.4	16.0	15.0

Certain corporate expenses (1)	—	4.0	—	80.2

Spin-related costs (2)	—	1.2	—	3.5

Gain on sale of Dry Cooling	—	—	(18.4)	—

Non-cash impairment of intangible assets	26.1	—	30.1	—

Adjusted operating income	$43.6	$46.9	$97.2	$97.0
as a percent of Core revenues (3)	11.5%	10.5%	7.0%	6.3%
______________________________
(1) Represents an estimate of the corporate costs related to the support provided to SPX Flow. These costs were eliminated in connection with the spin-off.

(2) Represents non-recurring charges incurred in connection with the spin-off.

(3) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2016
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$54.8	$4.7	$59.5
Corporate expense	(12.1)	—	(12.1)
Pension and postretirement income (expense)	(10.8)	11.0	0.2
Long-term incentive compensation expense	(3.5)	—	(3.5)
Impairment of intangible assets	(26.1)	26.1	—
Special charges, net	(0.5)	—	(0.5)
Operating income	1.8	41.8	43.6

Other expense, net	(2.5)	—	(2.5)
Interest expense, net (1)	(3.3)	0.2	(3.1)
Income (loss) from continuing operations before income taxes	(4.0)	42.0	38.0
Income tax (provision) benefit	1.0	(9.5)	(8.5)
Income (loss) from continuing operations	(3.0)	32.5	29.5

Dilutive shares outstanding (2)	41.828		42.950

Earnings (loss) per share from continuing operations	$(0.07)		$0.69

(1) Adjustment relates to interest expense incurred in connection with borrowings under a line of credit in South Africa.

(2) Dilutive shares outstanding used to calculate adjusted earnings per share reflect the dilutive impact of the adjustments.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve months ended December 31, 2016
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$142.8	$14.5	$157.3
Corporate expense	(41.7)	—	(41.7)
Pension and postretirement income (expense)	(15.4)	16.0	0.6
Long-term incentive compensation expense	(13.7)	—	(13.7)
Special charges, net	(5.3)	—	(5.3)
Impairment of intangible assets	(30.1)	30.1	—
Gain on sale of dry cooling business	18.4	(18.4)	—
Operating income	55.0	42.2	97.2

Other income (expense), net (1)	(0.3)	2.1	1.8
Interest expense, net (2)	(14.0)	0.2	(13.8)
Loss on early extinguishment of debt	(1.3)	1.3	—
Income from continuing operations before income taxes	39.4	45.8	85.2
Income tax provision	(9.1)	(14.1)	(23.2)
Income from continuing operations	30.3	31.7	62.0
Less: Net loss attributable to redeemable noncontrolling interest (3)	(0.4)	0.3	(0.1)
Net income from continuing operations attributable to SPX Corporation common shareholders	30.7	31.4	62.1
Adjustment related to redeemable noncontrolling interest (3)	(18.1)	18.1	—
Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment to redeemable noncontrolling interest	12.6	49.5	62.1

Dilutive shares outstanding	42.161		42.161

Earnings per share from continuing operations	$0.30		$1.47

(1) Adjustment represents removal of foreign currency losses associated with the South African projects.

(2) Adjustment relates to interest expense incurred in connection with borrowings under a line of credit in South Africa.

(3) Adjustment represents removal of noncontrolling interest amounts associated with the South Africa projects.